Press Release
TechnipFMC Announces Second Quarter 2018 Results

•	Net income of $105.7 million and adjusted EBITDA of $377.2 million

•	Inbound orders of $4.2 billion; orders exceeded revenue in all segments

◦	Subsea: orders $1.5 billion, book-to-bill 1.2x, backlog $6.2 billion

◦	Onshore/Offshore: orders $2.3 billion, book-to-bill 1.7x, backlog $8.3 billion

•	Onshore/Offshore guidance for 2018 increased

LONDON, PARIS, HOUSTON, July 25, 2018 - TechnipFMC plc (NYSE: FTI) (Paris: FTI) today reported second quarter 2018 results.
Total Company net income was $105.7 million, or $0.23 per diluted share. These results included after-tax charges and credits of $26.1 million, or $0.05 per diluted share as detailed in the financial schedules. Adjusted diluted earnings per share were $0.28.
The following pre-tax items impacted the quarter and were not included in the Company’s guidance:

•	$24.3 million, or $0.04 per diluted share, of foreign exchange losses included in corporate expense; and

•	$49.1 million, or $0.11 per diluted share, of increased liability payable to joint venture partners included in interest expense.
Total Company revenue was $2,960.9 million. Adjusted EBITDA, which excludes charges and credits, was $377.2 million. Adjusted EBITDA margin was 12.7 percent.
Summary Financial Statements
Reconciliation of U.S. GAAP to non-GAAP financial measures are detailed below and in the financial schedules.

	Three Months Ended	Three Months Ended
(In millions, except per share amounts)	June 30, 2018	June 30, 2017	Change
Revenue	$2,960.9	$3,845.0	(23.0%)
Net income	$105.7	$164.9	(35.9%)
Diluted EPS	$0.23	$0.35	(34.3%)

Adjusted EBITDA	$377.2	$501.3	(24.8%)
Adjusted EBITDA margin	12.7%	13.0%	(30 bps)
Net income, excluding charges and credits	$131.8	$211.9	(37.8%)
Diluted EPS, excluding charges and credits	$0.28	$0.45	(37.8%)

Inbound orders	$4,231.7	$3,153.0	34.2%
Backlog	$14,871.8	$15,182.9	(2.0%)

Doug Pferdehirt, CEO of TechnipFMC, stated, “Our second quarter results reflect strong operational performance across all business segments. The strong sequential recovery in Surface Technologies margin serves as a good example of our execution focus.”
“Total Company inbound orders in the quarter improved to $4.2 billion - the largest quarterly inbound to date for our Company. This was the second consecutive quarter in which inbound orders exceeded revenues. Total Company backlog increased sequentially to $14.9 billion. Onshore/Offshore delivered the strongest growth, with backlog increasing 30 percent since year-end to $8.3 billion.”
“During the quarter, we successfully delivered the industry’s first full-cycle, integrated EPCI (iEPCI™) project for Shell’s Kaikias development. Our collaborative early engagement significantly simplified field architecture, further enabled by innovative Subsea 2.0™ technology. The single company project team delivered a fast-track installation that achieved production one year ahead of the initial schedule. With these outstanding results, our partner Shell believes Kaikias is the most competitive project in the U.S. Gulf of Mexico.”
“Kaikias serves as just one example of the rapidly emerging trend towards subsea project integration and next generation technology adoption,” added Pferdehirt. “This approach represents a significant departure from ‘business as usual’ where distinct project scopes are bid independently; TechnipFMC is driving this new business model forward. We are demonstrating to the industry that savings in both cost and time increase as project integration moves higher. These savings increase substantially when combined with early engagement, integrated FEED (iFEED™), and the use of new technologies. As the only single-source provider with all these capabilities, we remain uniquely positioned to lead this market evolution.”
Pferdehirt concluded, “Our second quarter results provide a solid foundation to achieving our full-year financial objectives. Our future opportunities are driven by leverage to the three major energy investment themes of subsea, LNG, and unconventional resources.

•	In subsea, we are the industry’s only provider of fully-integrated solutions, with a differentiated suite of advanced technologies and cost-effective solutions.

•	In LNG, we are a clear market leader having delivered over 20 percent of global operating capacity, and we are currently executing several of the industry’s key projects and FEEDs.

•	And in unconventional resources, we have leading market positions in products and services that support ongoing efficiency gains for complex well completions.
Through our unique business model, differentiated technologies, and execution capability, we are best positioned to capitalize on the growth of subsea, LNG, and unconventional resources.”

Operational and Financial Highlights - Second Quarter 2018

Subsea

Financial Highlights
Reconciliation of U.S. GAAP to non-GAAP financial measures are detailed below and in the financial schedules.

	Three Months Ended	Three Months Ended
(In millions)	June 30, 2018	June 30, 2017	Change
Revenue	$1,217.4	$1,730.3	(29.6%)
Operating profit	$75.9	$236.1	(67.9%)
Adjusted EBITDA	$191.2	$376.7	(49.2%)
Adjusted EBITDA margin	15.7%	21.8%	(607 bps)

Inbound orders	$1,516.2	$1,773.0	(14.5%)
Backlog	$6,177.0	$6,186.8	(0.2%)

Subsea reported second quarter revenue of $1,217.4 million. Revenue was down 29.6 percent from the prior year as projects in Asia Pacific, Africa, and North America progressed towards completion. Subsea revenue continues to be negatively impacted by prior-period declines in inbound orders related to the market downturn.
Subsea reported operating profit of $75.9 million; adjusted EBITDA was $191.2 million with a margin of 15.7 percent. Operating profit declined versus the prior-year quarter primarily due to the anticipated revenue decline, offset in part by merger synergies and other cost reduction activities. Although less significant than the prior-year quarter, the successful conclusion of key project milestones also benefited operating profit in the period. These same factors drove the year-over-year decline in adjusted EBITDA.
Vessel utilization rate for the second quarter was 71 percent, up from 60 percent in the first quarter and from 67 percent in the prior-year quarter.

Second Quarter Subsea Highlights
•

•	Shell Kaikias (U.S. Gulf of Mexico)
Initial production achieved following completion of our first full-cycle iEPCI™ project. Delivery schedule reduced by one year ahead of the initial schedule.

•	Total Kaombo (Angola)
Skandi Africa completed hookup campaign on Kaombo FPSO North in the quarter.

•	Mellitah Bahr Essalam (Libya)
Deep Arctic vessel continues to complete tie-in of spools and testing scopes on Phase 1, allowing commissioning to commence.

•	Delivery of the flexible lay and construction vessel Skandi Recife (Brazil)
Commenced 8-year charter contract with Petrobras for work in the Campos, Santos and Espírito Santo basins; vessel is owned by a joint venture.

Subsea inbound orders for the quarter were $1,516.2 million. The following awards were included in the period:

•	CNOOC Limited Liuhua Project (China)
Award for the engineering, procurement, and construction (EPC) of subsea equipment, including 26 enhanced horizontal subsea trees as well as wellheads, subsea control systems, manifolds, tie-in and intervention workover control system for the Liuhua 16-2, 20-2, and 21-2 Oilfield Joint Development Project.

•	Total E&P Angola Zinia Phase 2 Project (Angola)
Award for the EPC of subsea equipment including 9 subsea trees as well as wellheads, subsea control systems, connection systems and associated equipment.

•	Chevron Gorgon Phase 2 Project (Australia)
Award for the project management and engineering, transportation, installation, and pre-commissioning of umbilicals, flying leads, and manifolds. The contract also includes fabrication, transportation, installation and testing of rigid spools

Subsea	Consolidated backlog	Non-consolidated backlog**
Estimated Backlog* Scheduling as of June 30, 2018
(In millions)
2018 (6 months)	$1,883.4	$78.7
2019	$2,286.1	$167.4
2020 and beyond	$2,007.5	$805.4
Total	$6,177.0	$1,051.5

*	Backlog does not capture all revenue potential for subsea services.
** Non-consolidated backlog reflects the proportional share of backlog related to joint ventures that are not consolidated due to our minority ownership position.

Onshore/Offshore

Financial Highlights
Reconciliation of U.S. GAAP to non-GAAP financial measures are detailed below and in the financial schedules.

	Three Months Ended	Three Months Ended
(In millions)	June 30, 2018	June 30, 2017	Change
Revenue	$1,342.4	$1,812.9	(26.0%)
Operating profit	$171.3	$204.5	(16.2%)
Adjusted EBITDA	$170.9	$187.7	(9.0%)
Adjusted EBITDA margin	12.7%	10.4%	238 bps

Inbound orders	$2,300.8	$1,103.7	108.5%
Backlog	$8,279.5	$8,582.0	(3.5%)
Onshore/Offshore reported second quarter revenue of $1,342.4 million. Revenue declined 26 percent from the prior-year quarter as we moved closer to completion on major projects, primarily Yamal LNG. This anticipated decline was moderately offset by increased project activity in both the Asia Pacific and Europe, Middle East, India and Africa (EMIA) regions.
Onshore/Offshore reported operating profit of $171.3 million; adjusted EBITDA was $170.9 million with a margin of 12.7 percent. Operating profit decreased 16.2 percent versus the prior-year quarter due to lower revenue, partially offset by strong project execution across many projects, most notably in both the Asia Pacific and EMIA regions. These same factors drove the year-over-year decrease in adjusted EBITDA; adjusted EBITDA margin increased 238 basis points from the prior-year results.

Second Quarter Onshore/Offshore Highlights

•	Yamal LNG (Russia)
Sustained reliability of Train 1, with production in excess of 3 million tons of LNG shipped to date. Commissioning of Train 2 progressing well and nearing completion.

•	Petronas Rapid UIO (Malaysia)
Delivered temporary Demin Plant Generation with installation in progress.

•	Equinor Martin Linge (Norway)
Offshore campaign started in July.
Onshore/Offshore inbound orders for the quarter were $2,300.8 million; this included additional reimbursable scope for the Yamal project. The following awards were included in the period:

•	Hindustan Urvarak and Rasayan Limited (HURL) Fertilizer Plants (India)
Award for the engineering, procurement, construction, and commissioning (EPCC) contracts for two state-of-the-art, natural gas based fertilizer complexes in Eastern India in consortium with Larsen & Toubro Hydrocarbon Engineering. The consortium, under the leadership of TechnipFMC, is responsible for licensing, engineering, construction, and commissioning.

•	BP Tortue/Ahmeyim Development FPSO (Mauritania and Senegal)
Award for the FEED contract for the floating production storage and offloading (FPSO) unit for the Tortue/Ahmeyim Field Development. TechnipFMC will work on defining the technology and equipment scope. The agreement provides a mechanism to allow a transition of the contract to an engineering, procurement, construction, and installation contract at a later stage.

•	Hindustan Petroleum Corporation Ltd. Hydrogen Generation Unit (India)
Award for the project management, technology licensing, preparation of basic design and engineering package, as well as detailed EPCC, and performance guarantee test run for India’s largest Hydrogen Generation Unit. The project is part of the brownfield expansion for the Visakh Refinery Modernization Project.

Onshore/Offshore	Consolidated backlog	Non-consolidated backlog*
Estimated Backlog Scheduling as of June 30, 2018
(In millions)
2018 (6 months)	$2,874.0	$112.2
2019	$3,403.2	$711.9
2020 and beyond	$2,002.3	$1,181.6
Total	$8,279.5	$2,005.7
* Non-consolidated backlog reflects the proportional share of backlog related to joint ventures that is not consolidated due to our minority ownership position.

Surface Technologies

Financial Highlights
Reconciliation of U.S. GAAP to non-GAAP financial measures are detailed below and in the financial schedules.

	Three Months Ended	Three Months Ended
(In millions)	June 30, 2018	June 30, 2017	Change
Revenue	$401.1	$300.0	33.7%
Operating profit (loss)	$51.5	($1.0)	n/m
Adjusted EBITDA	$72.6	$35.9	102.2%
Adjusted EBITDA margin	18.1%	12.0%	613 bps

Inbound orders	$414.7	$276.3	50.1%
Backlog	$415.3	$414.1	0.3%
Surface Technologies reported second quarter revenue of $401.1 million. Revenue increased 33.7 percent from the prior-year quarter, driven primarily by increased activity in the North American market. The solid growth in North America reflected increased demand for hydraulic fracturing services, wellhead systems, and pressure control equipment and services. International revenues also increased versus the prior-year quarter, although at a more moderate pace, driven by Europe, Russia, and Asia.
Surface Technologies reported operating profit of $51.5 million; adjusted EBITDA was $72.6 million Operating profit improved significantly versus the prior-year quarter due to higher volume in North America and an improved cost structure. International pricing pressures continued through the quarter. These same factors drove the significant year-over-year improvement in adjusted EBITDA; adjusted EBITDA margin of 18.1 percent increased 613 basis points from the prior-year results.
Inbound orders for the quarter of $414.7 million increased by 50.1 percent over the prior year. Backlog was $415.3 million. Given the short-cycle nature of the business, most orders are quickly converted into sales revenue; longer contracts are typically converted within twelve months.

Corporate Items
Corporate expense in the second quarter was $73.0 million; this included $24.3 million of foreign exchange losses. Excluding charges and credits of $14.1 million associated with the merger as well as restructuring and other severance charges, corporate expense was $58.9 million.
Net interest expense was $50.9 million in the quarter, which included an increase in the liability payable to joint venture partners of $49.1 million.
The Company recorded a tax provision during the second quarter of $64.7 million. Excluding the impact of discrete items, the effective tax rate in the quarter was 31.0 percent.
Total depreciation and amortization for the second quarter was $138.7 million, including depreciation and amortization related to purchase price accounting for the merger of $22.3 million
Capital expenditures were $81.6 million during the second quarter.
The Company repurchased 4.7 million shares during the quarter for total consideration of $149.4 million. Since inception of the repurchase program in October 2017, the Company has repurchased 9.8 million shares for total consideration of $300.5 million. The Company remains committed to repurchasing the full authorization of up to $500 million in ordinary shares no later than the end of 2018.

Guidance1
Updates to the Company’s full-year guidance for 2018 are provided below and included in the revised table:

•	Onshore/Offshore revenue in a range of $5.6 - 5.9 billion; revenue has been increased from the previous guidance range of $5.3 - 5.7 billion.

•	Onshore/Offshore EBITDA margin of at least 12% (excluding charges and credits); EBITDA margin guidance has been increased from the previous guidance of at least 11.5%.

2018 Guidance *Updated July 25, 2018

Subsea	Onshore/Offshore	Surface Technologies
Revenue in a range of $5.0 - 5.3 billion	Revenue in a range of $5.6 - 5.9 billion*	Revenue in a range of $1.5 - 1.6 billion

EBITDA margin at least 14% (excluding amortization related impact of purchase price accounting, and other charges and credits)	EBITDA margin at least 12%* (excluding amortization related impact of purchase price accounting, and other charges and credits)	EBITDA margin at least 17.5% (excluding amortization related impact of purchase price accounting, and other charges and credits)

TechnipFMC
Corporate expense, net $40 - 45 million per quarter (excluding the impact of foreign currency fluctuations)

Net interest expense approximately $20 - 22 million per quarter (excluding the impact of revaluation of partners’ redeemable financial liability)

Tax rate 28 - 32% for the full year (excluding the impact of discrete items)

Capital expenditures approximately $300 million for the full year

Merger integration and restructuring costs approximately $100 million for the full year

Cost synergies $450 million annual savings ($200 million exit run-rate 12/31/17, $400 million exit run-rate 12/31/18, $450 million exit run-rate 12/31/19)

1 Our guidance measures adjusted EBITDA margin, corporate expense, net (excluding the impact of foreign currency fluctuations), net interest expense excluding the impact of revaluation of partners’ redeemable financial liability, and tax rate (excluding the impact of discrete items) are non-GAAP financial measures. We are unable to provide a reconciliation to comparable GAAP financial measures on a forward-looking basis without unreasonable effort because of the unpredictability of the individual components of the most directly comparable GAAP financial measure and the variability of items excluded from each such measure. Such information may have a significant, and potentially unpredictable, impact on our future financial results.

Teleconference
The Company will host a teleconference on Thursday, July 26, 2018 to discuss the second quarter 2018 financial results. The call will begin at 1 p.m. London time (8 a.m. New York time). Dial-in information and an accompanying presentation can be found at www.technipfmc.com.
Webcast access will also be available on our website prior to the start of the call. An archived audio replay will be available after the event at the same website address. In the event of a disruption of service or technical difficulty during the call, information will be posted on our website.

###
About TechnipFMC
TechnipFMC is a global leader in subsea, onshore/offshore, and surface projects. With our proprietary technologies and production systems, integrated expertise, and comprehensive solutions, we are transforming our clients’ project economics.
We are uniquely positioned to deliver greater efficiency across project lifecycles from concept to project delivery and beyond. Through innovative technologies and improved efficiencies, our offering unlocks new possibilities for our clients in developing their oil and gas resources.
Each of our more than 37,000 employees is driven by a steady commitment to clients and a culture of purposeful innovation, challenging industry conventions, and rethinking how the best results are achieved.
To learn more about us and how we are enhancing the performance of the world’s energy industry, go to TechnipFMC.com and follow us on Twitter @TechnipFMC.
This communication contains “forward-looking statements” as defined in Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. Words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “may,” “estimate,” “outlook” and similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. Such forward-looking statements involve significant risks, uncertainties and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections, including the following known material factors:

•
the remedial measures to address our material weaknesses could be insufficient or additional issues relating to disclosure controls and procedures or internal control over financial reporting could be identified;

•	unanticipated changes relating to competitive factors in our industry;

•	demand for our products and services, which is affected by changes in the price of, and demand for, crude oil and natural gas in domestic and international markets;

•	our ability to develop and implement new technologies and services, as well as our ability to protect and maintain critical intellectual property assets;

•	potential liabilities arising out of the installation or use of our products;

•	cost overruns related to our fixed price contracts or asset construction projects that may affect revenues;

•	our ability to timely deliver our backlog and its effect on our future sales, profitability, and our relationships with our customers;

•	our reliance on subcontractors, suppliers and joint venture partners in the performance of our contracts;

•	our ability to hire and retain key personnel;

•	piracy risks for our maritime employees and assets;

•	the potential impacts of seasonal and weather conditions;

•	the cumulative loss of major contracts or alliances;

•	U.S. and international laws and regulations, including environmental laws and regulations, that may increase our costs, limit the demand for our products and services or restrict our operations;

•	disruptions in the political, regulatory, economic and social conditions of the countries in which we conduct business;

•	risks associated with The Depository Trust Company and Euroclear for clearance services for shares traded on the NYSE and Euronext Paris, respectively;

•	results of the United Kingdom’s referendum on withdrawal from the European Union;

•	risks associated with being an English public limited company, including the need for court approval of “distributable profits” and stockholder approval of certain capital structure decisions;

•	our ability to pay dividends or repurchase shares in accordance with our announced capital allocation plan;

•	compliance with covenants under our debt instruments and conditions in the credit markets;

•	downgrade in the ratings of our debt could restrict our ability to access the debt capital markets;

•	the outcome of uninsured claims and litigation against us;

•	the risks of currency exchange rate fluctuations associated with our international operations;

•
risks that the legacy businesses of FMC Technologies, Inc. and Technip S.A. will not be integrated successfully or that the combined company will not realize estimated cost savings, value of certain tax assets, synergies and growth or that such benefits may take longer to realize than expected;

•	unanticipated merger-related costs;

•	failure of our information technology infrastructure or any significant breach of security, including related to cyber attacks;

•	risks associated with tax liabilities, changes in U.S. federal or international tax laws or interpretations to which they are subject; and

•
such other risk factors set forth in our filings with the United States Securities and Exchange Commission and in our filings with the Autorité des marchés financiers or the U.K. Financial Conduct Authority.

We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any of our forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except to the extent required by law.
Contacts

Investor relations	Media relations
Matt Seinsheimer Vice President Investor Relations Tel: +1 281 260 3665 Email: Matt Seinsheimer Phillip Lindsay Director Investor Relations (Europe) Tel: +44 (0) 20 3429 3929 Email: Phillip Lindsay	Christophe Bélorgeot Vice President Corporate Communications Tel: +33 1 47 78 39 92 Email: Christophe Belorgeot Delphine Nayral Senior Manager Public Relations Tel: +33 1 47 78 34 83 Email: Delphine Nayral

TECHNIPFMC plc AND CONSOLIDATED SUBSIDIARIES
GAAP FINANCIAL STATEMENTS

The U.S. GAAP financial statements for TechnipFMC plc and consolidated subsidiaries are provided on the following pages. The financial results reflect the following information:

•	On January 16, 2017, TechnipFMC was created by the business combination of Technip S.A. (Technip) and FMC Technologies, Inc. (FMC Technologies).

Therefore, the results for the three and six months ended June 30, 2017:

1.	Include the results of Technip for the full period;

2.
Include the results of FMC Technologies for the period January 17 to June 30, 2017; revenue of $112.9 million during the period from January 1 to January 16, 2017 were excluded, of which approximately 70 percent was reported in Subsea and the remainder in Surface Technologies.

When referencing these financial statements, adjusted EBITDA is also used to describe EBITDA excluding amortization related to the impact of purchase price accounting and other charges and credits.

TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)

	(Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017

Revenue	$2,960.9	$3,845.0	$6,086.1	$7,233.0
Costs and expenses	2,777.6	3,490.1	5,663.5	6,832.3
	183.3	354.9	422.6	400.7

Other (expense) income, net	42.4	(37.6)	31.2	35.3

Income before net interest expense and income taxes	225.7	317.3	453.8	436.0
Net interest expense	(50.9)	(72.1)	(138.3)	(154.2)

Income before income taxes	174.8	245.2	315.5	281.8
Provision for income taxes	64.7	86.2	114.0	138.0

Net income	110.1	159.0	201.5	143.8
Net loss (income) attributable to noncontrolling interests	(4.4)	5.9	(0.7)	2.4

Net income attributable to TechnipFMC plc	$105.7	$164.9	$200.8	$146.2

Earnings per share attributable to TechnipFMC plc:
Basic	$0.23	$0.35	$0.43	$0.31
Diluted	$0.23	$0.35	$0.43	$0.31

Weighted average shares outstanding:
Basic	461.4	466.7	462.8	466.7
Diluted	463.3	468.4	464.2	468.2

Cash dividends declared per share	$0.13	$—	$0.26	$—

TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
BUSINESS SEGMENT DATA
(In millions)

	(Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Revenue

Subsea	$1,217.4	$1,730.3	$2,397.6	$3,107.0
Onshore/Offshore	1,342.4	1,812.9	2,915.8	3,576.9
Surface Technologies	401.1	300.0	772.7	548.4
Other revenue	—	1.8	—	0.7
	$2,960.9	$3,845.0	$6,086.1	$7,233.0

Income before income taxes

Segment operating profit (loss)
Subsea	$75.9	$236.1	$130.3	$290.3
Onshore/Offshore	171.3	204.5	374.2	347.3
Surface Technologies	51.5	(1.0)	82.1	(19.6)
Total segment operating profit	298.7	439.6	586.6	618.0

Corporate items
Corporate expense, net (1)	(73.0)	(122.3)	(132.8)	(182.0)
Net interest expense	(50.9)	(72.1)	(138.3)	(154.2)
Total corporate items	(123.9)	(194.4)	(271.1)	(336.2)

Net Income before income taxes (2)	$174.8	$245.2	$315.5	$281.8

(1)
Corporate expense, net primarily includes corporate staff expenses, stock-based compensation expenses, other employee benefits, certain foreign exchange gains and losses, and merger-related transaction expenses.

(2)	Includes amounts attributable to noncontrolling interests.

TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
BUSINESS SEGMENT DATA
(In millions, unaudited)

	Three Months Ended		Six Months Ended
Inbound Orders (1)	June 30,		June 30,
	2018	2017	2018	2017

Subsea	$1,516.2	$1,773.0	$2,744.0	$2,439.0
Onshore/Offshore	2,300.8	1,103.7	4,150.4	1,785.7
Surface Technologies	414.7	276.3	824.3	517.8
Total inbound orders	$4,231.7	$3,153.0	$7,718.7	$4,742.5

Order Backlog (2)	June 30,
	2018	2017

Subsea	$6,177.0	$6,186.8
Onshore/Offshore	8,279.5	8,582.0
Surface Technologies	415.3	414.1
Total order backlog	$14,871.8	$15,182.9

(1)	Inbound orders represent the estimated sales value of confirmed customer orders received during the reporting period.

(2)	Order backlog is calculated as the estimated sales value of unfilled, confirmed customer orders at the reporting date.

TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	(Unaudited)
	June 30, 2018	December 31, 2017

Cash and cash equivalents	$5,555.4	$6,737.4
Trade receivables, net	2,198.6	1,484.4
Contract assets	1,412.9	1,755.5
Inventories, net	1,085.6	987.0
Other current assets	1,589.0	2,012.8
Total current assets	11,841.5	12,977.1

Property, plant and equipment, net	3,697.8	3,871.5
Goodwill	9,009.8	8,929.8
Intangible assets, net	1,253.8	1,333.8
Other assets	1,255.6	1,151.5
Total assets	$27,058.5	$28,263.7

Short-term debt and current portion of long-term debt	$78.5	$77.1
Accounts payable, trade	2,924.6	3,958.7
Contract liabilities	3,973.3	3,314.2
Other current liabilities	2,181.3	2,479.4
Total current liabilities	9,157.7	9,829.4

Long-term debt, less current portion	3,787.5	3,777.9
Other liabilities	1,065.7	1,247.0
Redeemable noncontrolling interest	39.7	—
TechnipFMC plc stockholders’ equity	12,985.5	13,387.9
Noncontrolling interests	22.4	21.5
Total liabilities and equity	$27,058.5	$28,263.7

TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	(Unaudited)
	Six Months Ended
	June 30,
	2018	2017
Cash provided (required) by operating activities
Net income	$201.5	$143.8
Adjustments to reconcile net income (loss) to cash provided (required) by operating activities
Depreciation	179.6	183.3
Amortization	90.9	127.4
Employee benefit plan and share-based compensation costs	15.9	16.2
Deferred income tax provision (benefit), net	(36.2)	(49.7)
Unrealized loss (gain) on derivative instruments and foreign exchange	31.5	(36.1)
Impairments	12.5	0.8
Income from equity affiliates, net of dividends received	(51.8)	(19.8)
Other	51.0	8.4
Changes in operating assets and liabilities, net of effects of acquisitions
Trade receivables, net and contract assets	(173.6)	715.1
Inventories, net	(154.2)	190.2
Accounts payable, trade	(912.1)	(245.3)
Contract liabilities	308.1	(376.2)
Income taxes payable (receivable), net	(77.4)	(82.4)
Other assets and liabilities, net	29.1	(281.4)
Cash provided (required) by operating activities	(485.2)	294.3

Cash provided (required) by investing activities
Capital expenditures	(134.8)	(107.5)
Cash acquired in merger of FMC Technologies, Inc. and Technip S.A.	—	1,479.2
Acquisitions, net of cash acquired	(103.4)	—
Cash divested from deconsolidation	1.7	—
Proceeds from sale of assets	6.2	3.3
Other	(5.4)	11.8
Cash provided (required) by investing activities	(235.7)	1,386.8

Cash required by financing activities
Net increase (decrease) in short-term debt	(22.4)	(16.7)
Net increase (decrease) in commercial paper	83.7	(98.2)
Proceeds from issuance of long-term debt	2.5	5.6
Repayments of long-term debt	—	(554.6)
Payments related to taxes withheld on share-based compensation	—	(46.6)
Purchase of treasury stock	(226.3)	—
Dividends paid	(120.2)	—
Settlements of mandatorily redeemable financial liability	(124.2)	(76.6)
Other	1.0	1.9
Cash required by financing activities	(405.9)	(785.2)
Effect of changes in foreign exchange rates on cash and cash equivalents	(55.2)	13.9
Increase (decrease) in cash and cash equivalents	(1,182.0)	909.8
Cash and cash equivalents, beginning of period	6,737.4	6,269.3
Cash and cash equivalents, end of period	$5,555.4	$7,179.1

TECHNIPFMC plc AND CONSOLIDATED SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES

The Reconciliation of U.S. GAAP to non-GAAP financial measures for TechnipFMC plc and consolidated subsidiaries are provided on the following pages. The financial results reflect the following information:

•	On January 16, 2017, TechnipFMC was created by the business combination of Technip S.A. (Technip) and FMC Technologies, Inc. (FMC Technologies).

The Non-GAAP results for the three and six months ended June 30, 2017:

1.	Include the results of Technip for the full period;

2.
Include the results of FMC Technologies for the period January 17 to June 30, 2017; revenue of $112.9 million during the period from January 1 to January 16, 2017 were excluded, of which approximately 70 percent was reported in Subsea and the remainder in Surface Technologies.

When referencing these financial statements, adjusted EBITDA is also used to describe EBITDA excluding amortization related to the impact of purchase price accounting and other charges and credits.

TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

Charges and Credits
In addition to financial results determined in accordance with U.S. generally accepted accounting principles (GAAP), the second quarter 2018 Earnings Release also includes non-GAAP financial measures (as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended) and describes performance on a year-over-year basis against 2017 results and measures. Net income, excluding charges and credits, as well as measures derived from it (including Diluted EPS, excluding charges and credits; Income before net interest expense and taxes, excluding charges and credits ("Adjusted Operating profit"); Depreciation and amortization, excluding charges and credits; Earnings before net interest expense, income taxes, depreciation and amortization, excluding charges and credits ("Adjusted EBITDA"); and net cash) are non-GAAP financial measures. Management believes that the exclusion of charges and credits from these financial measures enables investors and management to more effectively evaluate TechnipFMC's operations and consolidated results of operations period-over-period, and to identify operating trends that could otherwise be masked or misleading to both investors and management by the excluded items. These measures are also used by management as performance measures in determining certain incentive compensation. The foregoing non-GAAP financial measures should be considered by investors in addition to, not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP. The following is a reconciliation of the most comparable financial measures under GAAP to the non-GAAP financial measures.

	Three Months Ended
	June 30, 2018
	Net income attributable to TechnipFMC plc	Net loss (income) attributable to noncontrolling interests	Provision for income taxes	Net interest expense	Income before net interest expense and income taxes (Operating profit)	Depreciation and amortization	Earnings before net interest expense, income taxes, depreciation and amortization (EBITDA)
TechnipFMC plc, as reported	$105.7	$(4.4)	$64.7	$(50.9)	$225.7	$138.7	$364.4

Charges and (credits):
Impairment and other charges	6.9	—	2.6	—	9.5	—	9.5
Restructuring and other severance charges	1.4	—	0.5	—	1.9	—	1.9
Business combination transaction and integration costs	6.5	—	2.5	—	9.0	—	9.0
Purchase price accounting adjustment	11.3	—	3.4	—	14.7	(22.3)	(7.6)
Adjusted financial measures	$131.8	$(4.4)	$73.7	$(50.9)	$260.8	$116.4	$377.2

	Three Months Ended
	June 30, 2017
	Net income attributable to TechnipFMC plc	Net loss (income) attributable to noncontrolling interests	Provision for income taxes	Net interest expense	Income before net interest expense and income taxes (Operating profit)	Depreciation and amortization	Earnings before net interest expense, income taxes, depreciation and amortization (EBITDA)
TechnipFMC plc, as reported	$164.9	$5.9	$86.2	$(72.1)	$317.3	$159.5	$476.8

Charges and (credits):
Impairment and other charges	0.3	—	0.1	—	0.4	—	0.4
Restructuring and other severance charges	(7.9)	—	(4.8)	—	(12.7)	—	(12.7)
Business combination transaction and integration costs	15.2	—	8.1	—	23.3	—	23.3
Change in accounting estimate	16.0	—	5.9	—	21.9	—	21.9
Purchase price accounting adjustment	23.4	—	8.6	—	32.0	(40.4)	(8.4)
Adjusted financial measures	$211.9	$5.9	$104.1	$(72.1)	$382.2	$119.1	$501.3

TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

Charges and Credits
In addition to financial results determined in accordance with U.S. generally accepted accounting principles (GAAP), the second quarter 2018 Earnings Release also includes non-GAAP financial measures (as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended) and describes performance on a year-over-year basis against 2017 results and measures. Net income, excluding charges and credits, as well as measures derived from it (including Diluted EPS, excluding charges and credits; Income before net interest expense and taxes, excluding charges and credits ("Adjusted Operating profit"); Depreciation and amortization, excluding charges and credits; Earnings before net interest expense, income taxes, depreciation and amortization, excluding charges and credits ("Adjusted EBITDA"); and net cash) are non-GAAP financial measures. Management believes that the exclusion of charges and credits from these financial measures enables investors and management to more effectively evaluate TechnipFMC's operations and consolidated results of operations period-over-period, and to identify operating trends that could otherwise be masked or misleading to both investors and management by the excluded items. These measures are also used by management as performance measures in determining certain incentive compensation. The foregoing non-GAAP financial measures should be considered by investors in addition to, not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP. The following is a reconciliation of the most comparable financial measures under GAAP to the non-GAAP financial measures.

	Six Months Ended
	June 30, 2018
	Net income attributable to TechnipFMC plc	Net loss (income) attributable to noncontrolling interests	Provision for income taxes	Net interest expense	Income before net interest expense and income taxes (Operating profit)	Depreciation and amortization	Earnings before net interest expense, income taxes, depreciation and amortization (EBITDA)
TechnipFMC plc, as reported	$200.8	$(0.7)	$114.0	$(138.3)	$453.8	$270.5	$724.3

Charges and (credits):
Impairment and other charges	9.1	—	3.4	—	12.5	—	12.5
Restructuring and other severance charges	7.6	—	2.8	—	10.4	—	10.4
Business combination transaction and integration costs	10.6	—	4.0	—	14.6	—	14.6
Purchase price accounting adjustment	35.2	—	10.8	—	46.0	(44.0)	2.0
Adjusted financial measures	$263.3	$(0.7)	$135.0	$(138.3)	$537.3	$226.5	$763.8

	Six Months Ended
	June 30, 2017
	Net income attributable to TechnipFMC plc	Net loss (income) attributable to noncontrolling interests	Provision for income taxes	Net interest expense	Income before net interest expense and income taxes (Operating profit)	Depreciation and amortization	Earnings before net interest expense, income taxes, depreciation and amortization (EBITDA)
TechnipFMC plc, as reported	$146.2	$2.4	$138.0	$(154.2)	$436.0	$310.7	$746.7

Charges and (credits):
Impairment and other charges	0.3	—	0.5	—	0.8	—	0.8
Restructuring and other severance charges	(1.1)	—	(2.3)	—	(3.4)	—	(3.4)
Business combination transaction and integration costs	54.0	—	24.0	—	78.0	—	78.0
Change in accounting estimate	16.0	—	5.9	—	21.9	—	21.9
Purchase price accounting adjustment	117.9	—	43.5	0.3	161.1	(83.3)	77.8
Adjusted financial measures	$333.3	$2.4	$209.6	$(153.9)	$694.4	$227.4	$921.8

TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except per share amounts)

	(Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
(after-tax)
Net income (loss) attributable to TechnipFMC plc, as reported	$106	$165	$201	$146

Charges and (credits):
Impairment and other charges (1)	7	—	9	—
Restructuring and other severance charges (2)	1	(8)	8	(1)
Business combination transaction and integration costs (3)	7	15	11	54
Change in accounting estimate (4)	—	16	—	16
Purchase price accounting adjustments (5)	11	24	35	118
Total	26	47	63	187

Adjusted net income attributable to TechnipFMC plc	$132	$212	$264	$333

Earnings (loss) per diluted EPS attributable to TechnipFMC plc, as reported	$0.23	$0.35	$0.43	$0.31

Adjusted diluted EPS attributable to TechnipFMC plc	$0.28	$0.45	$0.57	$0.71

(1)	Tax effect of $3 million and nil during the three months ended June 30, 2018 and 2017, respectively, and $3 million and nil during the six months ended June 30, 2018 and 2017, respectively.

(2)
Tax effect of $1 million and $(5) million during the three months ended June 30, 2018 and 2017, respectively, and $3 million and $(2) million during the six months ended June 30, 2018 and 2017, respectively.

(3)
Tax effect of $3 million and $8 million during the three months ended June 30, 2018 and 2017, respectively, and $4 million and $24 million during the six months ended June 30, 2018 and 2017, respectively.

(4)	Tax effect of nil and $6 million during the three months ended June 30, 2018 and 2017, respectively, and nil and $6 million during the six months ended June 30, 2018 and 2017, respectively.

(5)
Tax effect of $3 million and $9 million during the three months ended June 30, 2018 and 2017, respectively, and $11 million and $44 million during the six months ended June 30, 2018 and 2017, respectively.

TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Three Months Ended
	June 30, 2018
	Subsea	Onshore/Offshore	Surface Technologies	Corporate and Other	Total
Revenue	$1,217.4	$1,342.4	$401.1	$—	$2,960.9

Operating profit, as reported (pre-tax)	$75.9	$171.3	$51.5	$(73.0)	$225.7

Charges and (credits):
Impairment and other charges	6.8	(2.6)	1.4	3.9	9.5
Restructuring and other severance charges	4.2	(6.5)	2.9	1.3	1.9
Business combination transaction and integration costs	—	—	—	9.0	9.0
Purchase price accounting adjustments - non-amortization related	(8.6)	—	1.2	(0.2)	(7.6)
Purchase price accounting adjustments - amortization related	22.4	—	(0.2)	0.1	22.3
Subtotal	24.8	(9.1)	5.3	14.1	35.1

Adjusted Operating profit	100.7	162.2	56.8	(58.9)	260.8

Adjusted Depreciation and amortization	90.5	8.7	15.8	1.4	116.4

Adjusted EBITDA	$191.2	$170.9	$72.6	$(57.5)	$377.2

Operating profit margin, as reported	6.2%	12.8%	12.8%		7.6%

Adjusted Operating profit margin	8.3%	12.1%	14.2%		8.8%

Adjusted EBITDA margin	15.7%	12.7%	18.1%		12.7%

	Three Months Ended
	June 30, 2017
	Subsea	Onshore/Offshore	Surface Technologies	Corporate and Other	Total
Revenue	$1,730.3	$1,812.9	$300.0	$1.8	$3,845.0

Operating profit, as reported (pre-tax)	$236.1	$204.5	$(1.0)	$(122.3)	$317.3

Charges and (credits):
Impairment and other charges	0.4	—	—	—	0.4
Restructuring and other severance charges	5.6	(27.7)	2.8	6.6	(12.7)
Business combination transaction and integration costs	1.5	—	0.2	21.6	23.3
Change in accounting estimate	11.8	—	10.1	—	21.9
Purchase price accounting adjustments - non-amortization related	(11.6)	—	8.2	(5.0)	(8.4)
Purchase price accounting adjustments - amortization related	38.6	—	2.2	(0.4)	40.4
Subtotal	46.3	(27.7)	23.5	22.8	64.9

Adjusted Operating profit	282.4	176.8	22.5	(99.5)	382.2

Adjusted Depreciation and amortization	94.3	10.9	13.4	0.5	119.1

Adjusted EBITDA	$376.7	$187.7	$35.9	$(99.0)	$501.3

Operating profit margin, as reported	13.6%	11.3%	-0.3%		8.3%

Adjusted Operating profit margin	16.3%	9.8%	7.5%		9.9%

Adjusted EBITDA margin	21.8%	10.4%	12.0%		13.0%

TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Six Months Ended
	June 30, 2018
	Subsea	Onshore/Offshore	Surface Technologies	Corporate and Other	Total
Revenue	$2,397.6	$2,915.8	$772.7	$—	$6,086.1

Operating profit, as reported (pre-tax)	$130.3	$374.2	$82.1	$(132.8)	$453.8

Charges and (credits):
Impairment and other charges	7.2	—	1.4	3.9	12.5
Restructuring and other severance charges	6.9	(5.6)	5.3	3.8	10.4
Business combination transaction and integration costs	—	—	—	14.6	14.6
Purchase price accounting adjustments - non-amortization related	(2.6)	—	4.8	(0.2)	2.0
Purchase price accounting adjustments - amortization related	44.3	—	(0.3)	—	44.0
Subtotal	55.8	(5.6)	11.2	22.1	83.5

Adjusted Operating profit	186.1	368.6	93.3	(110.7)	537.3

Adjusted Depreciation and amortization	177.1	17.3	29.6	2.5	226.5

Adjusted EBITDA	$363.2	$385.9	$122.9	$(108.2)	$763.8

Operating profit margin, as reported	5.4%	12.8%	10.6%		7.5%

Adjusted Operating profit margin	7.8%	12.6%	12.1%		8.8%

Adjusted EBITDA margin	15.1%	13.2%	15.9%		12.5%

	Six Months Ended
	June 30, 2017
	Subsea	Onshore/Offshore	Surface Technologies	Corporate and Other	Total
Revenue	$3,107.0	$3,576.9	$548.4	$0.7	$7,233.0

Operating profit, as reported (pre-tax)	$290.3	$347.3	$(19.6)	$(182.0)	$436.0

Charges and (credits):
Impairment and other charges	0.6	—	0.2	—	0.8
Restructuring and other severance charges	12.1	(28.0)	4.0	8.5	(3.4)
Business combination transaction and integration costs	3.0	—	1.0	74.0	78.0
Change in accounting estimate	11.8	—	10.1	—	21.9
Purchase price accounting adjustments - non-amortization related	43.4	—	42.4	(8.0)	77.8
Purchase price accounting adjustments - amortization related	72.6	—	11.2	(0.5)	83.3
Subtotal	143.5	(28.0)	68.9	74.0	258.4

Adjusted Operating profit	433.8	319.3	49.3	(108.0)	694.4

Adjusted Depreciation and amortization	181.5	20.6	22.6	2.7	227.4

Adjusted EBITDA	$615.3	$339.9	$71.9	$(105.3)	$921.8

Operating profit margin, as reported	9.3%	9.7%	-3.6%		6.0%

Adjusted Operating profit margin	14.0%	8.9%	9.0%		9.6%

Adjusted EBITDA margin	19.8%	9.5%	13.1%		12.7%

TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	June 30, 2018	December 31, 2017

Cash and cash equivalents	$5,555.4	$6,737.4
Short-term debt and current portion of long-term debt	(78.5)	(77.1)
Long-term debt, less current portion	(3,787.5)	(3,777.9)
Net cash	$1,689.4	$2,882.4

Net cash (debt) is a non-GAAP financial measure reflecting cash and cash equivalents, net of debt. Management uses this non-GAAP financial measure to evaluate TechnipFMC's capital structure and financial leverage. Management believes net cash (debt) is a meaningful financial measure that may also assist investors in understanding TechnipFMC's financial condition and underlying trends in its capital structure.